Exhibit 99.1

Media Inquiries:                                Investor Inquiries:
Alex Alias                                    Michael McCarthy
669-242-8034                                    919-425-8330
alalias@avaya.com                                 mikemccarthy@avaya.com

Avaya Reports Fourth Quarter and Fiscal 2020 Financial Results

Q4 revenues of $755 million - an increase of 4% year over year; FY20 revenue $2,873 million
Cloud, Alliance Partner & Subscription revenue increased 3 points sequentially to 33% of Q4 revenue
Subscription TCV increased $181 million in Q4; Year-to-Date booked ~$400 million of TCV
Signed 135 deals with TCV greater than $1 million, 17 over $5 million and 4 over $10 million in Q4

Raleigh-Durham, NC, - November 18, 2020 - Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the fourth quarter and fiscal year ended September 30, 2020.

Fourth Quarter Financial Highlights
•Revenues of $755 million
•GAAP Operating income was $74 million; Non-GAAP Operating income was $170 million
•GAAP Net income was $37 million
•Adjusted EBITDA was $200 million, 26.4% of revenue
•Software and services were 88% of revenue, up 5 points year-over-year
•Recurring revenue was 63%, up 5 points year-over-year
•CAPS (Cloud, Alliance Partner and Subscription) revenue increased to 33% from 30% in the prior quarter
•Ending cash and cash equivalents were $727 million

“We closed out a very strong fiscal year with fourth quarter results that exceeded all our guidance metrics and again delivered sequential and year-over-year growth,” said Jim Chirico, President and CEO of Avaya. “Our performance throughout the year demonstrates that our investments in innovation and execution of our cloud-first strategy for enterprises have positioned us in the right place, at the right time. We are enabling new ways of work and collaboration that are solving organizations’ most pressing business challenges, and our highly differentiated solutions are driving strong demand across our installed base and attracting new customers."

Mr. Chirico added, "As we closed the September quarter, we completed a refinancing that also significantly strengthened our balance sheet and financial flexibility. All of this positions us well for continued success in the new fiscal year.”

	GAAP			Non-GAAP (1)
(In millions, except percentages)	4Q20	3Q20	4Q19	4Q20	3Q20	4Q19
Revenue	$755	$721	$723	$757	$722	$726
Gross margin	55.4%	55.1%	54.2%	61.2%	61.1%	60.6%
Operating income	$74	$53	$52	$170	$164	$165
Net income (loss)	$37	$9	$(34)	n/a	n/a	n/a

	GAAP		Non-GAAP (1)
(In millions, except percentages)	FY20	FY19	FY20	FY19
Revenue	$2,873	$2,887	$2,879	$2,908
Gross margin	55.0%	54.6%	61.2%	61.4%
Operating (loss) income	$(455)	$(473)	$610	$629
Net (loss) income	$(680)	$(671)	n/a	n/a

	4Q20	3Q20	4Q19
Adjusted EBITDA(1)	$200	$187	$184
Adjusted EBITDA margin(1)	26.4%	25.9%	25.3%
Cash provided by operations	$70	$45	$66
Cash and cash equivalents	$727	$742	$752

Additional Fourth Quarter Fiscal 2020 Highlights
•Total Contract Value (TCV) of $2.1B*
•Added over 1,500 new logos
•Significant large deal activity with 135 deals over $1 million, 17 over $5 million, and 4 over $10 million
•Avaya Cloud Office™ launched in France, Ireland & the Netherlands; enhanced with an Avaya branded unified desktop app, Avaya branded video, network performance and video quality controls, and adoption and usage analytics.
•Enhanced CCaaS by adding: audio and video calling via WebRTC to improve remote worker deployment and experience; WhatsApp and in-app social messaging support, empowering enterprises to interact digitally with customers; enhanced analytics with increased real-time dashboards to improve management visibility; AI enhancements with the expansion of Google Dialogflow CX support.
•Avaya OneCloud™ Subscription booked an additional $181 million of TCV during the September quarter, which stands at ~$400 million booked since its Q1-2020 launch.
•Consistent with our long-term capital allocation strategy, we took advantage of favorable market conditions to extend debt maturities and improve financial flexibility. Issued $1 billion in senior notes due 2028, using the net proceeds to prepay term loans due in 2024 and extended the maturity of $800M of term loans from 2024 to 2027.

(1) Non-GAAP revenue, Non-GAAP gross margin, Non-GAAP operating margin, Non-GAAP operating income, adjusted EBITDA and constant currency are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Adjusted EBITDA margin is calculated based on non-GAAP Revenue. Refer to the "Use of non-GAAP (Adjusted) Financial Measures" below for more information on the calculation of constant currency. Refer to the Supplemental Financial Information accompanying this press release for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP. Unless otherwise noted, all references in this release to revenue are to GAAP revenue.

* We define TCV as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.

Customer Highlights

•One of the top 10 largest banks in the US and an Avaya customer for over 20 years, will use the Avaya OneCloud Subscription solution to support an increasing population of remote workers and transition over 70,000 users in their retail branches from using Cisco, to using the Avaya OneCloud Subscription solution.
•Allina Health, which owns or operates 13 hospitals and more than 90 clinics, will transition over 47,000 unified communications and contact center seats using Avaya OneCloud Subscription to support their COVID-19 remote agents with additional entitlements, while also leveraging mobile functionality for their remote workforce.
•The Art Institutes, a system of private schools throughout the United States, selected Avaya Cloud Office to support nearly 700 users across its eight campuses. With a five-year agreement, Avaya is supporting multi-location requirements with increased flexibility, functionality and centralized operations.
•Connex, one of Avaya’s largest Canadian partners, won over Microsoft Teams with Avaya Cloud Office for their unified communications and collaboration requirements. They operate across North America, servicing approximately 150,000 users for more than 75,000 agents.
•ABM, an international technical professional services firm based in Australia, expanded an initial Avaya Cloud Office deployment, adding users and new features based on the solution’s ability to support their mobile workforce and technology roadmap.
•Australia-based Oban Enterprise Solutions chose Avaya Cloud Office for its flexibility and ability to integrate third-party applications, as it enables them to offer a complete solution from the front-end through to the back office and bring many lines of communication to a single platform.
•A large social services agency based in an East Coast city in the US, selected Avaya OneCloud CCaaS for over 1,000 contact center agents and supervisors. With this offering, the agency can support remote work capabilities, while at the same time enabling an effective interview management process for callers inquiring about qualification for essential benefits.

•A global provider of CRM and BPO services based in CALA, will use an Avaya OneCloud private cloud solution to consolidate their Avaya and third-party solutions into a single unified framework for more than 7,500 workforce management and recording licenses, speech analytics, automatic quality management, digital process analytics and encryption ports. The company will use an Avaya OneCloud private cloud contact center solution for 6,000 agent positions, providing them with upgraded voice, digital channels and outbound capabilities.
•A large Middle Eastern-based energy company is now using Avaya Spaces™ to support its employee base, increasing employee efficiency and collaboration for those working on-site and where local security rules prevented the use of remote working solutions to connect that staff with remote employees.

Business Highlights

•The Avaya Spaces collaboration application was named to the 2020 Gartner Magic Quadrant for Meeting Solutions. Avaya Spaces was launched this past January and is available in nearly 100 countries to meet the needs of a work-from-anywhere world with a leading-edge user experience.
•Avaya was named to the Forbes 2020 list of "World's Best Employers." Companies included on this list are recognized by their employees based on how the company handles important quality of work and life issues, including gender equality, social responsibility, image, economic footprint, talent development and COVID-19 response.
•Stephen Spears joined the company in the newly created role of Chief Revenue Officer.
•Industry Wired Magazine recognized Avaya as one of the World’s Top 10 Best Contact Center Solution Providers in 2020.
•Avaya’s OneCloud CCaaS solution was named a 2020 Contact Center Technology Award winner by CUSTOMER magazine. The award honors a product or service’s ability to help enterprises and outsourced contact centers deliver world class customer experiences.
•Avaya was named a 2020 Edison Patent Award Winner for technology improving speech recognition. Nominations are reviewed by a team of R&D Council researchers based on a patent’s significance of the problem, utility/socioeconomic value, novelty and commercial impact.
•The Technology & Services Industry Association recognized Avaya as a 2020 STAR Award winner for Innovation in Migrating to Selling Subscription Offers.
•2020 Avaya was named Contact Center Applications Vendor of the Year by Frost & Sullivan in APAC, highlighting the evolution of the Avaya OneCloud CCaaS platform.
•2020 Frost & Sullivan Best Practice Award: 2020 Global IP Desktop Phones Product Line Strategy Leadership Award.
•Aragon recognized Avaya in the UCC market for Avaya OneCloud UCaaS including Avaya Cloud Office and Avaya Spaces. Stating OneCloud UCaaS makes it easy for people to work together, collaborate, and message each other, Aragon also cited as strengths, Avaya’s highly reliable UCC platform, cloud and on-

premise capabilities, overall user experience, team collaboration, chatbot support and Partner network and ecosystem.
•Avaya’s Contact Tracing solutions won a 2020 Pandemic Tech Innovation Award for Exceptional Innovation. The award recognized hardware, software, devices/peripherals, applications and services that help society and businesses function effectively in the face of challenges caused by the global COVID-19 pandemic.

Financial Outlook - 1Q Fiscal 2021 - unless otherwise noted, values reflect September 30th, 2020 FX rates.
•GAAP revenue of $710 million to $730 million
•GAAP operating income of $44 million to $59 million; GAAP operating margin of ~6% to 8%
•Non-GAAP operating income of $140 million to $155 million; non-GAAP operating margin of 20% to 21%
•Adjusted EBITDA of $165 million to $180 million; Adjusted EBITDA margin of 23% to 25%

Financial Outlook - Fiscal Year 2021 - unless otherwise noted, values reflect September 30th, 2020 FX rates.
•GAAP revenue of $2.875 billion to $2.925 billion
•GAAP operating income of $168 million to $218 million; GAAP operating margin of ~6% to 7%
•Non-GAAP operating income of $558 million to $608 million; non-GAAP operating margin of 19% to 21%
•CAPS revenue growth of ~$300 million, which will represent between 35 and 40% of Avaya's total revenue in FY21
•Newly introduced key performance indicator, OneCloud ARR, will roughly double by year end FY21
•Adjusted EBITDA of $660 million to $710 million; Adjusted EBITDA margin of 23% to 24%
•Cash flow from operations of 2% to 3% of non-GAAP revenue
•Approximately 80 million to 85 million weighted average shares outstanding; ending share count of approximately 80 million to 85 million shares

The company has not quantitatively reconciled its guidance for adjusted EBITDA or non-GAAP Operating income to its most comparable GAAP measure because certain of the reconciling items that impact these metrics including, provision for income taxes, restructuring charges, net of sublease income, advisory fees, acquisition-related costs, change in fair value of warrants and gain (loss) on marketable securities affecting the period, have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.

As Avaya’s CAPS metric reflects revenue that is already recognized, management determined that it could help provide investors with a better view into the performance of the company’s broader-based OneCloud software solutions that are driving the company’s recurring revenue growth by introducing a new forward-looking metric, Annualized Recurring Revenue, or OneCloud ARR.

OneCloud ARR will incorporate different components from the OneCloud portfolio that are configured to suit the operational needs of Avaya’s customers as they transition to cloud-facing recurring revenue consumption models and opex revenue streams. This metric is similar to what our industry peers report and will reflect only the recurring components of Avaya’s OneCloud portfolio which includes multiple deployment options based on customer choice. The introduction of the One Cloud ARR metric, combined with the company’s existing CAPS metric, will provide investors enhanced visibility into Avaya’s transformational Cloud journey. Quarterly and annual OneCloud ARR for fiscal 2020 are provided in the slides published on Avaya’s website at www.avaya.com on the Investor Relations page.

Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after November 18, 2020. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast
Avaya will host a live webcast and conference call to discuss its financial results at 8:30 AM Eastern Time on November 18, 2020. To access the live conference call by phone, listeners should dial +1-877-858-7671 in the U.S. or Canada and +1-201-389-0939 for international callers. To join the live webcast, listeners should access the investor page of Avaya's website at https://investors.avaya.com.

Following the live webcast, a replay will be available on the investor page of Avaya's website for a period of one year. A replay of the conference call will be available for one week soon after the call by phone by dialing +1-877-660-6853 in the U.S. or Canada and +1-201-612-7415 for international callers, using the conference access code: 13712455.
About Avaya
Businesses are built on the experiences they provide, and every day millions of those experiences are built by Avaya (NYSE: AVYA). For over one hundred years, we’ve enabled organizations around the globe to win - by creating intelligent communications experiences for customers and employees. Avaya builds open, converged and innovative solutions to enhance and simplify communications and collaboration - in the cloud, on-premise or a hybrid of both. To grow your business, we’re committed to innovation, partnership, and a relentless focus on what’s next. We’re the technology company you trust to help you deliver Experiences that Matter. Visit us at www.avaya.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could,“ "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should,“ "will," or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. These statements, including the Company’s outlook, do not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments or other strategic transactions completed after the date hereof. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others, the duration, severity and impact of the coronavirus pandemic (“COVID-19”), as well as governmental and business responses to COVID-19, and the impact the pandemic and such responses have on our business, financial performance, liquidity and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three months ended September 30,		Fiscal years ended September 30,
	2020	2019	2020	2019
REVENUE
Products	$269	$314	$1,073	$1,222
Services	486	409	1,800	1,665
	755	723	2,873	2,887
COSTS
Products:
Costs	106	113	405	442
Amortization of technology intangible assets	44	44	174	174
Services	187	174	714	696
	337	331	1,293	1,312
GROSS PROFIT	418	392	1,580	1,575
OPERATING EXPENSES
Selling, general and administrative	250	240	1,013	1,001
Research and development	52	50	207	204
Amortization of intangible assets	39	40	161	162
Impairment charges	—	—	624	659
Restructuring charges, net	3	10	30	22
	344	340	2,035	2,048
OPERATING INCOME (LOSS)	74	52	(455)	(473)
Interest expense	(64)	(60)	(226)	(237)
Other income, net	7	6	63	41
INCOME (LOSS) BEFORE INCOME TAXES	17	(2)	(618)	(669)
Benefit from (provision for) income taxes	20	(32)	(62)	(2)
NET INCOME (LOSS)	$37	$(34)	$(680)	$(671)
EARNINGS (LOSS) PER SHARE
Basic	$0.40	$(0.31)	$(7.45)	$(6.06)
Diluted	$0.39	$(0.31)	$(7.45)	$(6.06)
Weighted average shares outstanding
Basic	83.4	111.2	92.2	110.8
Diluted	84.3	111.2	92.2	110.8

Avaya Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and shares amounts)

	As of September 30,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$727	$752
Accounts receivable, net	275	314
Inventory	54	63
Contract assets	296	187
Contract costs	115	114
Other current assets	112	115
TOTAL CURRENT ASSETS	1,579	1,545
Property, plant and equipment, net	268	255
Deferred income taxes, net	31	35
Intangible assets, net	2,556	2,891
Goodwill, net	1,478	2,103
Operating lease right-of-use assets	160	—
Other assets	159	121
TOTAL ASSETS	$6,231	$6,950
LIABILITIES
Current liabilities:
Debt maturing within one year	$—	$29
Accounts payable	242	291
Payroll and benefit obligations	198	116
Contract liabilities	446	472
Operating lease liabilities	49	—
Business restructuring reserves	21	33
Other current liabilities	181	158
TOTAL CURRENT LIABILITIES	1,137	1,099
Non-current liabilities:
Long-term debt, net of current portion	2,886	3,090
Pension obligations	749	759
Other post-retirement obligations	215	200
Deferred income taxes, net	38	72
Contract liabilities	373	78
Operating lease liabilities	129	—
Business restructuring reserves	28	36
Other liabilities	312	316
TOTAL NON-CURRENT LIABILITIES	4,730	4,551
TOTAL LIABILITIES	5,867	5,650
Commitments and contingencies
Preferred stock, $0.01 par value; 55,000,000 shares authorized at September 30, 2020 and 2019
Convertible series A preferred stock; 125,000 shares issued and outstanding at September 30, 2020 and no shares issued and outstanding at September 30, 2019	128	—
STOCKHOLDERS' EQUITY
Common stock, $0.01 par value; 550,000,000 shares authorized; 83,278,383 shares issued and outstanding at September 30, 2020; 111,046,085 shares issued and 111,033,405 shares outstanding at September 30, 2019	1	1
Additional paid-in capital	1,449	1,761
Accumulated deficit	(969)	(289)
Accumulated other comprehensive loss	(245)	(173)
TOTAL STOCKHOLDERS' EQUITY	236	1,300
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,231	$6,950

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Fiscal years ended September 30,
	2020	2019
Net cash provided by (used for):
Operating activities	$147	$241
Investing activities	314	(124)
Financing activities	(489)	(61)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3	(4)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(25)	52
Cash, cash equivalents, and restricted cash at beginning of period	756	704
Cash, cash equivalents, and restricted cash at end of period	$731	$756

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including financial measures labeled as “non-GAAP” or “adjusted.”
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations but that still affect our net income. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.
We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income, and non-GAAP operating margin as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.
The company presents constant currency information to provide a framework to assess how the company’s underlying businesses performance excluding the effect of foreign currency rate fluctuations. To present this information for current and comparative prior period results for entities reporting in currencies other than U.S. dollars, the amounts are converted into U.S. dollars at the exchange rate in effect on the last day of the company’s prior fiscal year (i.e. September 30, 2019).
In addition, we present the liquidity measures of free cash flow. Free cash flow is calculated by subtracting capital expenditures from Net cash provided by operating activities. We believe free cash flow is a measure often used by analysts and investors to compare the cashflow and liquidity of companies in the same industry.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
We do not provide a forward-looking reconciliation of expected first quarter and full year fiscal 2021 non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, or adjusted EBITDA guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.
The following tables reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Three months ended,			Fiscal year ended,
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income (loss)	$37	$9	$(34)	$(680)	$(671)
Interest expense	64	51	60	226	237
Interest income	—	(1)	(3)	(6)	(14)
(Benefit from) provision for income taxes	(20)	20	32	62	2
Depreciation and amortization	104	107	108	423	443
EBITDA	185	186	163	25	(3)
Impact of fresh start accounting adjustments	1	1	(2)	1	5
Restructuring charges	2	14	10	20	22
Advisory fees	—	—	8	40	11
Acquisition-related costs	—	—	1	—	9
Share-based compensation	9	7	6	30	25
Impairment charges	—	—	—	624	659
Change in fair value of Emergence Date Warrants	3	3	(1)	3	(29)
Loss on foreign currency transactions	—	5	—	16	8
Gain on investments in equity and debt securities, net	—	(29)	(1)	(49)	(1)
Adjusted EBITDA	$200	$187	$184	$710	$706

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Revenue
(Unaudited; in millions)

	Three months ended				Change			Three months ended June 30, 2020(2)	Fiscal year ended September 30, 2020(3)	Fiscal year ended September 30, 2019(4)
	Sept. 30, 2020	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2020	Sept. 30, 2019(1)	Amount	Pct.	Pct., net of fx impact
Revenue by Segment
Products & Solutions	$269	$—	$269	$315	$(46)	(15)%	(16)%	$262	$1,074	$1,228
Services	488	—	488	411	77	19%	18%	460	1,805	1,680
Unallocated amounts	(2)	2	—	—	—	n/a	n/a	—	—	—
Total revenue	$755	$2	$757	$726	$31	4%	3%	$722	$2,879	$2,908

Revenue by Geography
U.S.	$447	$1	$448	$393	$55	14%	14%	$415	$1,643	$1,566
International:
EMEA	178	1	179	184	(5)	(3)%	(7)%	178	716	756
APAC - Asia Pacific	74	—	74	86	(12)	(14)%	(15)%	76	297	330
Americas International	56	—	56	63	(7)	(11)%	(8)%	53	223	256
Total International	308	1	309	333	(24)	(7)%	(9)%	307	1,236	1,342
Total revenue	$755	$2	$757	$726	$31	4%	3%	$722	$2,879	$2,908

(1) - (4) Reconciliation of Non-GAAP measures above:
	(1) 4Q19 Non-GAAP Results			(2) 3Q20 Non-GAAP Results
	Three Months Ended			Three Months Ended
	Sept. 30, 2019	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2019	June 30, 2020	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2020
Revenue by Segment
Products & Solutions	$315	$—	$315	$262	$—	$262
Services	411	—	411	460	—	460
Unallocated amounts	(3)	3	—	(1)	1	—
Total revenue	$723	$3	$726	$721	$1	$722

Revenue by Geography
U.S.	$392	$1	$393	$415	$—	$415
International:
EMEA	183	1	184	178	—	178
APAC - Asia Pacific	85	1	86	75	1	76
Americas International	63	—	63	53	—	53
Total International	331	2	333	306	1	307
Total revenue	$723	$3	$726	$721	$1	$722

	(3) FY20 Non-GAAP Results			(4) FY19 Non-GAAP Results
	Fiscal Year Ended			Fiscal Year Ended
	Sept. 30, 2020	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2020	Sept. 30, 2019	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2019
Revenue by Segment
Products & Solutions	$1,074	—	$1,074	$1,228	$—	$1,228
Services	1,805	—	1,805	1,680	—	1,680
Unallocated amounts	(6)	6	—	(21)	21	—
Total revenue	$2,873	$6	$2,879	$2,887	$21	$2,908

Revenue by Geography
U.S.	$1,640	$3	$1,643	$1,553	$13	$1,566
International:
EMEA	714	2	716	753	3	756
APAC - Asia Pacific	296	1	297	327	3	330
Americas International	223	—	223	254	2	256
Total International	1,233	3	1,236	1,334	8	1,342
Total revenue	$2,873	$6	$2,879	$2,887	$21	$2,908

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliations of Gross Margin and Operating Income
(Unaudited; in millions)

	Three months ended,			Fiscal year ended,
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$418	$397	$392	$1,580	$1,575
Items excluded:
Adj. for fresh start accounting	1	1	4	7	37
Amortization of technology intangible assets	44	43	44	174	174
Non-GAAP Gross Profit	$463	$441	$440	$1,761	$1,786
GAAP Gross Margin	55.4%	55.1%	54.2%	55.0%	54.6%
Non-GAAP Gross Margin	61.2%	61.1%	60.6%	61.2%	61.4%

Reconciliation of Non-GAAP Operating Income
Operating Income (Loss)	$74	$53	$52	$(455)	$(473)
Items excluded:
Adj. for fresh start accounting	1	1	4	6	40
Amortization of intangible assets	83	83	84	335	336
Restructuring charges, net	3	20	10	30	22
Advisory fees	—	—	8	40	11
Acquisition-related costs	—	—	1	—	9
Share-based compensation	9	7	6	30	25
Impairment charges	—	—	—	624	659
Non-GAAP Operating Income	$170	$164	$165	$610	$629
GAAP Operating Margin	9.8%	7.4%	7.2%	(15.8)%	(16.4)%
Non-GAAP Operating Margin	22.5%	22.7%	22.7%	21.2%	21.6%

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three months ended,			Fiscal year ended,
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products
Revenue	$269	$261	$314	$1,073	$1,222
Costs	106	103	113	405	442
Amortization of technology intangible assets	44	43	44	174	174
GAAP Gross Profit	119	115	157	494	606
Items excluded:
Adj. for fresh start accounting	(1)	1	2	1	11
Amortization of technology intangible assets	44	43	44	174	174
Non-GAAP Gross Profit	$162	$159	$203	$669	$791
GAAP Gross Margin	44.2%	44.1%	50.0%	46.0%	49.6%
Non-GAAP Gross Margin	60.2%	60.7%	64.4%	62.3%	64.4%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$486	$460	$409	$1,800	$1,665
Costs	187	178	174	714	696
GAAP Gross Profit	299	282	235	1,086	969
Items excluded:
Adj. for fresh start accounting	2	—	2	6	26
Non-GAAP Gross Profit	$301	$282	$237	$1,092	$995
GAAP Gross Margin	61.5%	61.3%	57.5%	60.3%	58.2%
Non-GAAP Gross Margin	61.7%	61.3%	57.7%	60.5%	59.2%
Avaya Holdings Corp.
Supplemental Schedules of Free Cash Flow
(Unaudited; in millions)

	Three months ended
	Sept. 30, 2020	June 30, 2020	March 31, 2020	Dec. 31, 2019	Sept. 30, 2019
Net cash provided by operating activities	$70	$45	$20	$12	$66
Less:
Capital expenditures	26	24	22	26	29
Free cash flow	$44	$21	$(2)	$(14)	$37

Source: Avaya Newsroom

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